Exhibit 99.1

FOR IMMEDIATE RELEASE

Industrial Logistics Properties Trust Announces First Quarter 2023 Results

Newton, MA (April 25, 2023): Industrial Logistics Properties Trust (Nasdaq: ILPT) today announced its financial results for the quarter ended March 31, 2023, which can be found at the Quarterly Results section of ILPT’s website at https://www.ilptreit.com/investors/financials-information/quarterly-results/default.aspx.

A conference call will be held on Wednesday, April 26, 2023 at 10:00 a.m. Eastern Time. The conference call may be accessed by dialing (877) 418-4826 or (412) 902-6758 (if calling from outside of the United States and Canada); a pass code is not required. A replay of the conference call will be available for one week by dialing (412) 317-0088; the replay pass code is 3354195. A live audio webcast of the conference call will also be available in a listen-only mode on ILPT’s website, at www.ilptreit.com. The archived webcast will be available for replay on ILPT’s website after the call. The transcription, recording and retransmission in any way of ILPT’s first quarter conference call are strictly prohibited without the prior written consent of ILPT.

About Industrial Logistics Properties Trust:

ILPT is a real estate investment trust, or REIT, focused on owning and leasing high quality distribution and logistics properties that serve the growing needs of e-commerce. As of March 31, 2023, ILPT’s portfolio consisted of 413 properties containing approximately 60.0 million rentable square feet located in 39 states. Approximately 78% of ILPT’s annualized rental revenues as of March 31, 2023 are derived from investment grade tenants, tenants that are subsidiaries of investment grade rated entities or Hawaii land leases. ILPT is managed by The RMR Group (Nasdaq: RMR), a leading U.S. alternative asset management company with over $37 billion in assets under management as of March 31, 2023 and more than 35 years of institutional experience in buying, selling, financing and operating commercial real estate. ILPT is headquartered in Newton, MA. For more information, visit www.ilptreit.com.

Contact:
Stephen Colbert, Director, Investor Relations
(617) 231-3223
A Maryland Real Estate Investment Trust with transferable shares of beneficial interest listed on the Nasdaq.
No shareholder, Trustee or officer is personally liable for any act or obligation of the Trust.